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                                                                    Exhibit 23.1
                                                                    ------------

                    CONSENT OF INDEPENDENT PUBLIC AUDITORS

The Board of Directors
Actuate Software Corporation


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Actuate Software Corporation for the registration of 2,291,500 shares of its common stock pertaining to the 1998 Equity Incentive Plan, 250,000 shares of its common stock pertaining to the 1998 Employee Stock Purchase Plan, and 200,000 shares of its common stock pertaining to the 1998 Non-Employee Directors Plan, of our report dated April 17, 1998 (except for Note 10 as to which the date is July 7, 1998), with respect to the financial statements of Actuate Software Corporation included in its Registration Statement No. 333-55741 on Form S-1 filed with the Securities and Exchange Commission on July 17, 1998.



                                                /s/ Ernst & Young LLP
Palo Alto, 1998                                 ---------------------
July 24, 1998                                   Ernst & Young LLP